UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2020
Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	SPKE	The NASDAQ Global Select Market
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	SPKEP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

Effective March 12, 2020, the Board of Directors (the “Board”) of Spark Energy, Inc. (the “Company”) appointed W. Keith Maxwell III as interim Chief Executive Officer. Mr. Maxwell replaces Nathan Kroeker, the Company’s current President and Chief Executive Officer, who no longer serves in that capacity effective March 12, 2020.

Mr. Maxwell, age 55, has served as a director and non-executive Chairman of the Board of the Company since August 2014. Mr. Maxwell serves as the Chief Executive Officer and sole member of several retail electricity and natural gas businesses and holding companies that are affiliated with the Company. Mr. Maxwell served on the Board of Directors of Azure Midstream Partners GP, LLC, the general partner of a midstream energy company, from February 2015 until February 2016. Prior to that time, he served as Chairman of the Board of Marlin Midstream GP, LLC (formerly Marlin Midstream Partners, LP). Prior to founding the predecessor of Spark Energy in 1999, Mr. Maxwell was a founding partner in Wickford Energy, an oil and natural gas services company, in 1994. Wickford Energy was sold to Black Hills Utilities in 1997. Prior to Wickford Energy, Mr. Maxwell was a partner in Polaris Pipeline, a natural gas producer, services and midstream company sold to TECO Pipeline in 1994. In 2010, Mr. Maxwell was named Ernst & Young Entrepreneur of the Year in the Energy, Chemicals and Mining category. A native of Houston, Texas, Mr. Maxwell earned a Bachelor’s Degree in Economics from the University of Texas at Austin in 1987. Mr. Maxwell has several philanthropic interests, including the Special Olympics, Child Advocates, Salvation Army, Star of Hope and Helping a Hero.

For a description of certain relationships and related party transactions between Mr. Maxwell, his affiliates and the Company, please see “Certain Relationships and Related Party Transactions” below. There are no understandings or arrangements between Mr. Maxwell and any other person pursuant to which he was selected to serve as interim Chief Executive Officer. There are no familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

The Company and Mr. Maxwell entered into an employment agreement, effective March 13, 2020 (the “Employment Agreement”). The Employment Agreement provides that Mr. Maxwell will serve as interim Chief Executive Officer for the Company and all of its wholly-owned subsidiaries, beginning March 13, 2020 until the appointment of a new person or persons for the roles of President and/or Chief Executive Officer. During his services as interim Chief Executive Officer, Mr. Maxwell will earn an annual base salary of $1.00. Mr. Maxwell will be eligible to participate in the Company’s annual bonus plans as established from time to time, and will receive the same benefits as other employees of the Company. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Appointment of Chief Operating Officer

Also effective March 12, 2020, the Board of the Company appointed Kevin McMinn as Chief Operating Officer. Mr. McMinn, age 56, previously served as Chief Sales Officer of Crius Energy, a retail natural gas and electricity company, from June 2018 to July 2019, and Chief Operating Officer of U.S. Gas & Electric, a retail natural gas and electricity company, from September 2014 to July 2017. Earlier in his career, Kevin advised leading energy companies based in North America and Europe as an industry consultant. Kevin McMinn brings nearly two decades of hands-on retail energy industry expertise to his role

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There are no understandings or arrangements between Mr. McMinn and any other person pursuant to which Mr. McMinn was selected to serve as Chief Operating Officer. There are no existing relationships between Mr. McMinn and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

In connection with his appointment, the Company entered into an indemnification agreement with Mr. McMinn, dated March 17, 2020 (the “Indemnification Agreement”), which requires the Company to indemnify Mr. McMinn to the fullest extent permitted under Delaware law against liabilities that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Certain Relationships and Related Party Transactions

Mr. Maxwell is the owner of a majority in voting power of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”) and Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”). As of March 18, 2020, Mr. Maxwell owns: (i) 2,606,000 shares of Class A common stock, (ii) 20,525,000 shares of Class B common stock held directly by Retailco, LLC, a Texas limited liability company (“Retailco”), and (iii) 275,000 shares of Class B common stock held directly by NuDevco Retail, LLC, a Texas limited liability company (“NuDevco Retail”), representing in the aggregate approximately 66.5% of the voting power of the Company’s issued and outstanding Common Stock.

Mr. Maxwell is the sole member of TxEx Energy Investments, LLC, a Texas limited liability company (“TxEx”), which is the sole member of Retailco and Electric Holdco, LLC, a Texas limited liability company (“Electric Holdco”). Electric Holdco is the sole member of NuDevco Retail Holdings, LLC, a Texas limited liability company (“NuDevco Retail Holdings”), which is the sole member of NuDevco Retail. In addition, Mr. Maxwell is also the indirect or direct owner of RetailCo Services, LLC (“Retailco Services”), Associated Energy Services, LP (“AES”), Retail Acquisition Co. LLC (“Acquisition Co”) and National Gas & Electric, LLC (“NG&E”), which are described in the following sections addressing related party transactions since January 1, 2019.

Spark HoldCo, LLC Limited Liability Company Agreement

At the closing of the Company’s initial public offering, it entered into the Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo by and among the Company, Spark HoldCo, LLC, a Delaware limited liability company the subsidiary through which the Company operates (“Spark HoldCo”), NuDevco Retail and NuDevco Retail Holdings. In connection with the issuance of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) in March 2017, the Company, Spark HoldCo, NuDevco Retail and Retailco (as successor to NuDevco Retail Holdings) entered into the Third Amended and Restated Spark HoldCo, LLC Limited Liability Company Agreement to amend the prior agreement to provide for, among other things, the designation and issuance of Spark HoldCo Series A preferred units, as another equity security of Spark HoldCo to be issued concurrently with the issuance of Series A Preferred Stock by the Company, including specific terms relating to distributions by Spark HoldCo in connection with the payment by the Company of dividends on the Series A Preferred Stock, the priority of liquidating distributions by Spark HoldCo, the allocation of income and loss to the Company in connection with distributions by Spark HoldCo on Series A preferred units, and other terms relating to the redemption and conversion by the Company of the Series A Preferred Stock. Amendment No. 1 to the Third Amended and Restated Spark HoldCo, LLC Limited Liability Company Agreement (as amended, the “Spark HoldCo LLC Agreement”) was entered into by the Company, Spark HoldCo, NuDevco Retail and Retailco in connection with the issuance of additional Series A Preferred Stock in February 2018.

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In accordance with the terms of the Spark HoldCo LLC Agreement, NuDevco Retail and Retailco generally have the right to exchange their Spark HoldCo common units (and a corresponding number of shares of Class B common stock) for shares of Class A common stock at an exchange ratio of one share of Class A common stock for each Spark HoldCo common unit (and corresponding share of Class B common stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications (an “Exchange Right”). At the Company or Spark HoldCo’s option, Spark HoldCo may give NuDevco Retail and Retailco cash in an amount equal to the Cash Election Amount of the shares of Class A common stock instead. The Company is obligated to facilitate an exchange for shares of Class A common stock through a contribution of shares of Class A common stock to Spark HoldCo or, alternatively, the Company has the right to acquire the subject Spark HoldCo common units and corresponding shares of Class B common stock from NuDevco Retail or Retailco by paying, at the Company’s option, either (x) the number of shares of Class A common stock NuDevco Retail or Retailco would have received in the proposed exchange or (y) cash in an amount equal to the Cash Election Amount of such shares of Class A common stock. “Cash Election Amount” means, with respect to the shares of Class A common stock to be delivered to NuDevco Retail or Retailco by Spark HoldCo pursuant to the Spark HoldCo LLC Agreement, (i) if Class A common stock is then admitted to trading on a national securities exchange, the amount that would be received if the number of shares of Class A common stock to which NuDevco Retail or Retailco would otherwise be entitled were sold at a per share price equal to the trailing 30-day volume weighted average price of a share of Class A common stock on such exchange, or (ii) in the event shares of Class A common stock are not then admitted to trading on a national securities exchange, the value that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer and the seller, as determined by the Company. As NuDevco Retail and Retailco exchange their Spark HoldCo common units, the Company’s membership interest in Spark HoldCo will be correspondingly increased, and the number of shares of Class B common stock held by NuDevco Retail or Retailco will be correspondingly reduced.

Under the Spark HoldCo LLC agreement, the Company has the right to determine when distributions will be made to the holders of Spark HoldCo common units and the amount of any such distributions. If the Company authorizes a distribution, such distribution will be made to the holders of Spark HoldCo common units on a pro rata basis in accordance with their respective percentage ownership of Spark HoldCo common units. The Spark HoldCo LLC Agreement provides, to the extent Spark HoldCo has available cash and is not prevented by restrictions in any of its credit agreements, for distributions pro rata to the holders of Spark HoldCo common units such that the Company receives an amount of cash sufficient to fund the targeted quarterly dividend the Company intends to pay to holders of Class A common stock, and distributions to the Company in an amount equal to the dividends to be paid by it on the Series A Preferred Stock.

The holders of Spark HoldCo units, including the Company, will generally incur U.S. federal, state and local income taxes on any taxable income of Spark HoldCo allocated to them. Generally, items of gross income and gain are first allocated to the Company until the cumulative amount of such items for current and prior fiscal years (or other relevant periods) equals the cumulative amount of distributions the Company receives to pay any special estimated tax liability. Second, items of income and gain are generally allocated to the Company until the cumulative amount of such items for current and prior fiscal years (or other relevant periods) equals the cash distributions the Company has received from Spark HoldCo to pay dividends on the Series A Preferred Stock and the amount of accrued and unpaid dividends on the Series A Preferred Stock. Third, items of gross income and gain are allocated to the Company until the cumulative amount of such items allocated to the Company for current and prior fiscal years (or other relevant periods) equals the cumulative amount of distributions received by the Company for a non-pro rata distribution to the Company from Spark HoldCo. Thereafter, net profits and net losses of Spark HoldCo generally will be allocated to members of Spark HoldCo to target capital account balances according to the amount a member would receive upon a deemed liquidation. Certain non-pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses in allocating items of net profits and losses. The Spark HoldCo LLC Agreement provides, to the extent cash is available, for distributions pro rata to the holders of Spark

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HoldCo units such that the Company receives an amount of cash sufficient to cover the estimated taxes payable by it, and to it to cover any special estimated tax liability.

In addition, if the cumulative amount of U.S., federal, state or local taxes payable by the Company exceeds the amount of the tax distribution to the Company, Spark HoldCo will make advances to the Company in an amount necessary to enable the Company to fully pay these tax liabilities. Such advances will be repayable, without interest, solely from (i.e., by offset against) future distributions by Spark HoldCo to the Company.

The Spark HoldCo LLC Agreement provides that if the Company issues a new share of Class A common stock, Series A Preferred Stock, or other equity security (other than shares of Class B common stock, and excluding issuances of Class A common stock upon an exchange of Class B common stock or Series A Preferred Stock), Spark HoldCo will concurrently issue a corresponding limited liability company unit either to the holder of the Class B common stock, or to the Company in the case of the issuance of shares of Class A common stock, Series A Preferred Stock or such other equity security. As a result, the number of Spark HoldCo units held by the Company always equals the number of shares of Class A common stock, Series A Preferred Stock or such other equity securities the Company has outstanding.

Spark HoldCo will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by the Company to dissolve the company. Upon dissolution, Spark HoldCo will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Spark HoldCo, (b) second, to establish cash reserves for contingent or unforeseen liabilities, (c) third, to the Company in respect of Spark HoldCo Series A preferred units in an amount equal to the total amount that would be required to be distributed by the Company in respect of Series A Preferred Stock, and (d) the balance thereafter to its members holding Spark HoldCo common units in proportion to the number of Spark HoldCo units owned by each of them.

The Spark HoldCo LLC Agreement also provides that Spark HoldCo will pay certain of the Company’s expenses attributable to the Company’s status as a public company. Such expenses include, but are not limited to, accounting and legal fees, independent director compensation, director and officer liability insurance expense, Sarbanes-Oxley compliance, transfer agent and registrar fees, tax return preparation, investor relations expense, SEC and NASDAQ compliance fees and the fees and expenses of other service providers that provide services to the Company in connection with its obligations as a publicly-traded company.

The foregoing description of the Spark HoldCo LLC Agreement is qualified in its entirety by reference to the full text of the Spark HoldCo LLC Agreement and the amendments thereto, which are filed herewith as Exhibit 10.3 and 10.4 and incorporated herein by reference.

Tax Receivable Agreement

The Company entered into a Tax Receivable Agreement (the “TRA”) with Spark HoldCo, NuDevco Retail, NuDevco Retail Holdings and W. Keith Maxwell III on August 1, 2014. Retailco became a party to the TRA in connection with the transfer by NuDevco Retail Holdings of its 21,225,000 shares of Class B common stock and a corresponding number of Spark HoldCo units to Retailco in December 2015.

Effective July 11, 2019, the Company entered into a TRA Termination and Release Agreement (the “Release Agreement”), which provided for a full and complete termination of any further payment, reimbursement or performance obligation of the Company, Retailco and NuDevco Retail under the TRA, whether past, accrued or yet to arise. Pursuant to the Release Agreement, the Company made a cash payment of approximately $11.2 million on July 15, 2019 to Retailco and NuDevco Retail. In connection with the termination of the TRA, Spark HoldCo made a distribution of

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approximately $16.3 million on July 15, 2019 to Retailco and NuDevco Retail under the Spark HoldCo Third Amended and Restated Limited Liability Company Agreement, as amended.

The TRA generally provided for the payment by the Company to NuDevco Retail and Retailco, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realized (or are deemed to realize in certain circumstances) in periods after its initial public offering as a result of (i) any tax basis increases resulting from the purchase by the Company of Spark HoldCo units from NuDevco Retail Holdings prior to or in connection with its initial public offering, (ii) any tax basis increases resulting from the exchange of Spark HoldCo units for shares of Class A common stock pursuant to the Exchange Right (or resulting from an exchange of Spark HoldCo units for cash as described above) and (iii) any imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company made under the TRA. In addition, payments the Company was required to make under the TRA were increased by any interest accrued from the due date (without extensions) of the corresponding tax return. The Company retained the benefit of the remaining 15% of these tax savings.

The foregoing description of the TRA and Release Agreement are qualified in their entirety by reference to the full text of the TRA and Release Agreement, which are filed herewith as Exhibit 10.5 and 10.6 and incorporated herein by reference.

Registration Rights Agreement

On August 1, 2014, the Company entered into a registration rights agreement with NuDevco Retail and NuDevco Retail Holdings (a predecessor-in-interest to Retailco) to register for sale under the Securities Act shares of Class A common stock delivered in exchange for Spark HoldCo common units (together with an equal number of shares of Class B common stock) in the circumstances described below. Retailco became a party to this agreement in connection with the transfer by NuDevco Retail Holdings of its 21,225,000 shares of Class B common stock and a corresponding number of Spark HoldCo common units to Retailco in December 2015. This agreement provides NuDevco Retail and Retailco, as holders of registrable securities under the agreement, with the right to require the Company, at its expense, to register shares of the Company’s Class A common stock held by them from time to time that are issuable upon exchange of Spark HoldCo units (together with an equal number of shares of Class B common stock) for shares of Class A common stock.

Demand Rights. Subject to certain limitations, NuDevco Retail and Retailco have the right, by delivering written notice to the Company, to require the Company to register the number of shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within 30 days of receipt of notice of a demand registration, the Company is required to give written notice to all other holders of registrable shares of Class A common stock. Subject to certain limitations as described below, the Company will use its commercially reasonable efforts to effect, as soon as commercially reasonable, the registration of all securities with respect to which the Company receives a written request.

Piggyback Rights. Subject to certain limitations, NuDevco Retail and Retailco are entitled to request to participate in, or “piggyback” on, registrations of any of Class A common stock for sale by the Company in an underwritten offering.

Conditions and Limitations. The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and the Company’s right to delay, suspend or withdraw a registration statement under specified circumstances. For example, the Board may defer any filing for up to six months if the Board determines that such disclosure would have a material adverse effect on the Company.

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If requested by the Company or an underwriter, NuDevco Retail and Retailco will not be able to make any sale of equity securities, except securities included in such registration, during a period commencing on the date beginning fourteen (14) days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed 90 days beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a shelf registration statement), or such shorter period as may be requested by an underwriter.

Expenses and Indemnification. In connection with any registration effected pursuant to the terms of the registration rights agreement, the Company is required to pay for all of the fees and expenses incurred in connection with such registration, including, without limitation, registration fees, qualification and filing fees and printing expenses. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. The Company has also agreed to indemnify the holders of registrable securities and each of their respective officers, directors, partners and agents, the underwriters, and each person who controls such holders or underwriters, against all losses, claims, damages and liabilities (joint or several) with respect to each registration effected pursuant to the registration rights agreement.

On September 20, 2019, the Company filed a registration statement under the Securities Act on Form S-3 registering, among other things, the offer and sale, from time to time, of the Class A common stock held by Retailco and NuDevco (including Class A common stock that may be obtained upon conversion of Class B common stock). The registration statement was declared effective on October 18, 2019.

The foregoing description of the registration rights agreement is qualified in its entirety by reference to the full text of the registration rights agreement, which is filed herewith as Exhibit 10.7 and incorporated herein by reference.

Indemnification Agreements

The Company has entered into an indemnification agreement with Mr. Maxwell, which requires the Company to indemnify Mr. Maxwell to the fullest extent permitted under Delaware law against liabilities that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description of the indemnification agreement is qualified in its entirety by reference to the full text of the indemnification agreement, which is filed herewith as Exhibit 10.8 and incorporated herein by reference.

Acquisition of Customers from NG&E

On March 7, 2018, Spark HoldCo entered into an asset purchase agreement (the “Customer Purchase Agreement”) with NG&E, pursuant to which Spark HoldCo agreed to acquire up to 50,000 residential customer equivalents (“RCEs”) for a cash purchase price of $250 for each RCE, or up to $12.5 million in the aggregate. These customers began transferring after April 1, 2018. For the year ended December 31, 2019, we paid NG&E $10,000 under the terms of the Customer Purchase Agreement.

Subordinated Debt Facility

On June 13, 2019, the Company entered into an Amended and Restated Subordinated Promissory Note in the principal amount of up to $25.0 million (the “Subordinated Debt Facility”), with Spark HoldCo and Retailco. The Subordinated Debt Facility amended and restated the Subordinated Promissory Note, dated as of December 27, 2016, by and among the Company, Spark HoldCo and Retailco, solely to extend the expiration date from July 1, 2020 to December 31, 2021.

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The Subordinated Debt Facility allows the Company to draw advances in increments of no less than $1.0 million per advance up to the maximum principal amount of the Subordinated Debt Facility. Advances thereunder accrue interest at 5% per annum from the date of the advance. The Company has the right to capitalize interest payments under the Subordinated Debt Facility. The Subordinated Debt Facility is subordinated in certain respects to the Company’s Senior Credit Facility pursuant to a subordination agreement. The Company may pay interest and prepay principal on the Subordinated Debt Facility so long as the Company is in compliance with the covenants under its Senior Credit Facility, is not in default under the Senior Credit Facility and has minimum availability of $5.0 million under the borrowing base under the Senior Credit Facility. Payment of principal and interest under the Subordinated Debt Facility is accelerated upon the occurrence of certain change of control or sale transactions.

During the year ended December 31, 2019, the largest aggregate principal amount under the Subordinated Debt Facility was $16.3 million. As of December 31, 2019, the Company did not have any borrowings under the Subordinated Debt Facility. During the year ended December 31, 2019, the Company paid interest of $0.2 million under the Subordinated Debt Facility.

The foregoing description of the Subordinated Debt Facility is qualified in its entirety by reference to the full text of the Subordinated Debt Facility, which is filed herewith as Exhibit 10.9 and incorporated herein by reference.

Proceeds from Disgorgement of Shareholder Short-Swing Profits

During the year ended December 31, 2019, the Company received $55,022 related to short-swing profits under Section 16(b).

Historical Transactions with Affiliates

The Company enters into transactions with and pays certain costs on behalf of affiliates (specifically, AES, TexEx Energy Operating, LLC, and NG&E) that are commonly controlled in order to reduce risk, reduce administrative expense, create economies of scale, create strategic alliances and supply goods and services to these related parties. The Company also sells and purchases natural gas and electricity with affiliates. Affiliated transactions include certain services to the affiliated companies associated with employee benefits provided through the Company’s benefit plans, insurance plans, leased office space, administrative salaries, due diligence work, recurring management consulting, and accounting, tax, legal, or technology services. Amounts billed are based on the services provided, departmental usage, or headcount, which are considered reasonable by management. Where costs incurred on behalf of the affiliate or the Company cannot be determined by specific identification for direct billing, the costs are allocated to the affiliated entities or the Company based on estimates of percentage of departmental usage, wages or headcount. As such, the Company’s financial statements include costs that have been incurred by the Company and then directly billed or allocated to affiliates, as well as costs that have been incurred by the Company’s affiliates and then directly billed or allocated to the Company. The paragraphs below describe transaction arising from historical relationships that existed between the Company and other affiliates during the year ended December 31, 2019.

Transactions with AES

On August 1, 2013, the Company and AES entered into an agreement whereby the Company purchases natural gas from AES. Cost of revenues-affiliates, recorded in net asset optimization revenues in the combined statements of operations for the year ended December 31, 2019 were $0.1 million. Revenues-affiliates, recorded in net asset optimization revenues in the combined statements of operations, for the year ended December 31, 2019 were $2.4 million.

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Cost allocations

The total net amount direct billed and allocated (to)/from affiliates was $(0.7) million, for the year ended December 31, 2019. These amounts include the payments for administrative costs for information technology, power and gas supply, employee benefits and other services with NG&E, TxEx, Retailco and other affiliated entities. These amounts also include the payments discussed in more detail below under the heading “Office Lease and Facilities.”

Office Lease and Facilities

The Company shares its corporate headquarters with certain of its affiliates. NuDevco Midstream Development, LLC, an indirect subsidiary of TxEx, is the lessee under the current lease agreement covering the Company’s corporate headquarters. NuDevco Midstream Development, LLC pays the entire lease payment and facilities charges on behalf of the affiliates of TxEx, and the Company reimburses NuDevco Midstream Development, LLC for the Company’s share. During the year ended December 31, 2019, the Company paid affiliates $1.9 million in lease payments and facilities charges.

Item 7.01. Regulation FD Disclosure.

On March 12, 2020, the Company issued a press release describing the matters in this Current Report on Form 8-K. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and Exhibit 99.1 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*†	Employment Agreement, effective as of March 13, 2020, by and between Spark Energy, Inc. and W. Keith Maxwell III.
10.2*†	Indemnification Agreement, dated as of March 17, 2020, by and between Spark Energy, Inc. and Kevin McMinn.
10.3
Spark HoldCo. Third Amended and Restated Limited Liability Agreement, dated as of March 15, 2017, by and among Spark Energy, Inc., Retailco, LLC and NuDevco Retail, LLC (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 8, 2017).

10.4
Amendment No. 1, dated as of January 26, 2018, to Third Amended and Restated Limited Liability Company Agreement of Spark Holdco, LLC (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2018).

10.5
Tax Receivable Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., Spark HoldCo LLC, NuDevco Retail Holdings, LLC, NuDevco Retail, LLC and W. Keith Maxwell III (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

10.6
TRA Termination and Release Agreement, dated July 11, 2019, by and among Spark Energy, Inc., Spark HoldCo, LLC, Retailco, LLC, NuDevco Retail, LLC and W. Keith Maxwell III (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 17, 2019).

10.7
Registration Rights Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings, LLC and NuDevco Retail LLC (incorporated by reference from Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

10.8
Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and W. Keith Maxwell III (incorporated by reference from Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

10.9
Amended and Restated Subordinated Promissory Note of Spark HoldCo, LLC and Spark Energy, Inc., dated June 13, 2019 (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 18, 2019).

99.1**	Press Release of Spark Energy, Inc. dated March 12, 2020.

* Filed herewith.
** Furnished herewith.
† Management plan or arrangement.

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Exhibit Index

Exhibit No.	Description

10.1*†	Employment Agreement, effective as of March 13, 2020, by and between Spark Energy, Inc. and W. Keith Maxwell III.
10.2*†	Indemnification Agreement, dated as of March 17, 2020, by and between Spark Energy, Inc. and Kevin McMinn.
10.3
Spark HoldCo. Third Amended and Restated Limited Liability Agreement, dated as of March 15, 2017, by and among Spark Energy, Inc., Retailco, LLC and NuDevco Retail, LLC (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 8, 2017).

10.4
Amendment No. 1, dated as of January 26, 2018, to Third Amended and Restated Limited Liability Company Agreement of Spark Holdco, LLC (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2018).

10.5
Tax Receivable Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., Spark HoldCo LLC, NuDevco Retail Holdings, LLC, NuDevco Retail, LLC and W. Keith Maxwell III (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

10.6
TRA Termination and Release Agreement, dated July 11, 2019, by and among Spark Energy, Inc., Spark HoldCo, LLC, Retailco, LLC, NuDevco Retail, LLC and W. Keith Maxwell III (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 17, 2019).

10.7
Registration Rights Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings, LLC and NuDevco Retail LLC (incorporated by reference from Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

10.8
Indemnification Agreement, dated August 1, 2014, by and between Spark Energy, Inc. and W. Keith Maxwell III (incorporated by reference from Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

10.9
Amended and Restated Subordinated Promissory Note of Spark HoldCo, LLC and Spark Energy, Inc., dated June 13, 2019 (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 18, 2019).

99.1**	Press Release of Spark Energy, Inc. dated March 12, 2020.

* Filed herewith.
** Furnished herewith.
† Management plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2020	SPARK ENERGY, INC.
	By:	/s/ James G. Jones II
	Name:	James G. Jones II
	Title:	Chief Financial Officer

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